UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17 , 2004

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-7564

13-5034940

(State or other jurisdiction

(Commission File Number)

(I.R.S. Employer

of incorporation)

Identification No.)

200 Liberty Street, New York, New York

10281

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-

12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2004, Dow Jones & Company, Inc. (the “Company”) appointed Joseph A. Stern, 55, as General Counsel, Vice President and Secretary of the Company effective February 7, 2005 to succeed Peter G. Skinner who will be retiring at the end of 2004 ..  Mr. Stern is a partner at Fried , Frank, Harris, Shriver & Jacobson LLP, the Company’s primary outside corporate law firm and has advised the Company on a variety of legal issues.

M

r. Stern will be responsible for the legal and corporate security departments.   As a senior executive, he will be eligible to participate in the management bonus program as well as the executive incentive plan through which he will receive grants of stock options and contingent stock rights.  He will also be eligible in certain circumstances for benefits under the separation plan for senior management.

Item 9.01 .  Financial Statements and Exhibits

 (c)  Exhibits

99.1

Press Release dated December 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated: December 2 2 , 2004

By: /Robert Perrine

Robert Perrine

Chief Accounting

Officer and Controller

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated December 20, 2004.